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                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S8) pertaining to Options granted under the Boston Light Software Corp. 1999 Amended and Restated Stock Options/Stock Issuance Plan and assumed by Intuit Inc. and to the incorporation by reference therein of our report dated August 19, 1998 with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.



Palo Alto, California
August 2, 1999